Exhibit 16.1

                      Computation of Performance Quotations
                          VAM Institutional Funds, Inc.

Cumulative total return figures for the period ending April 30, 1998 are calculated as follows:

Formula:        CTR =       ERV -P  *  100
                            ------
                               P
                  Where: CTR     =       cumulative total return
                         ERV     =       ending redeemable value at the end of
                                         the period of a hypothetical $1,000
                                         payment made at the beginning of the
                                         period
                         P       =       initial payment of $1,000


                                                      Segall Bryant & Hamill
                                                      Growth and Income Fund
                                                      ----------------------
Class A (inception September 7, 1995):

               P =                                                      1,000
             ERV =                                                   1,628.74
             CTR =                                                      62.87




                                                                   Exhibit 16.1

                      Computation of Performance Quotations
                          VAM Institutional Funds, Inc.

Average annual total return figures for the current one year period and life of fund ending April 30, 1998, are calculated as follows:

Formula:          P(1+T) = ERV or T = ERV/P1/n -1

Where:             P  =    hypothetical initial investment of $1,000
                   T  =    average annual total return
                   n  =    number of years
                 ERV  =    ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of the period


                                               Segall Bryant & Hamill
                                               Growth and Income Fund
                                               ----------------------
Class A

One year period:

             ERV =                                    1,303.93
               n =                                           1
               T =                                       30.39
               P =                                       1,000


Life of Class A (since September 7, 1995):

             ERV =                                    1,628.74
               n =                                         2.6
               T =                                       20.22
               P =                                       1,000